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                                                               Exhibit 10.(a)(h)


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement") dated as of the day of February, 1998, by and between Aviv, Inc., a Delaware corporation with a principal place of business at 4665 Southwest Freeway, Houston, Texas 77027 (the "Company"), and Gadi Beer, an individual who resides at 49 Briar Hollow #1102, Houston, Texas 77027 ("Employee").

                                    RECITAL:

         The Company desires to offer, and Employee desires to accept, employment with the Company, in accordance with the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto do hereby agree as follows:

         1.       TERM OF EMPLOYMENT.

                  (a) Employment. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, as the Company's Vice President, Sales and Marketing, pursuant to the terms hereof.

                  (b) Employment Term. Employee's term of employment with the Company hereunder (the "Employment Term") shall commence as of the date hereof and shall continue for a period of one (1) year. The Employment Term shall be renewable for successive one (1) year terms upon the joint written agreement of the parties prior to the expiration of the preceding one (1) year term. This Agreement shall continue until its expiration or sooner termination in accordance with the provisions of Section 4 hereof.

         2.       RESPONSIBILITIES; OTHER ACTIVITIES.

                  During the Employment Term, Employee shall undertake such reasonable responsibilities and duties as indicated to him, from time to time, by the Company. Employee shall be based in Houston, Texas during the Employment Term, Employee shall faithfully perform the duties of his office, devote all of his business time and energies to the business and affairs of the Company and use his good faith, reasonable efforts, skills and abilities to promote the Company's interests. Employee may not engage in any business activities or render any services of a business, commercial, or professional nature (whether or not for

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compensation) that would affect adversely Employee's performance of his responsibilities and duties hereunder or conflict with the business of the Company for the benefit of any person or entity other than the Company or any other division or subsidiary of the Company.

         3.       COMPENSATION.

                  (a) Salary. As compensation for the services to be performed hereunder, Employee shall be entitled to a base salary of One Hundred Twenty Thousand Dollars ($120,000) per year ("Base Salary"), which Base Salary shall be payable, in accordance with the standard payroll policies and procedures of the Company.

                  (b) Annual Commission. For each fiscal year of the Company during the Employment Term, Employee shall be entitled to receive a commission equal to 0.8 percent of the Company's sales (net of returns and discounts), as determined by the Company's accountants, for such fiscal year (the "Annual Commission") (such Annual Commission to be prorated for partial years). The Annual Commission shall be paid by the Company to Employee in fifty-two (52) weekly draws of $1,539.00 each, provided, however, that the Company shall have the right to make quarterly adjustments to the amount of such draws based on the actual sales of the Company. Within thirty (30) days after the completion of the Company's financial statements for each fiscal year or termination of this Agreement, the Company or Employee, as the case may be, shall make the appropriate payment to the other in an amount which the Company's accountants have determined is necessary to adjust for any overpayments or underpayments of the Annual Commission. The Company shall have the right to setoff any amounts owing by Employee to the Company pursuant to this Section against any amounts owing by the Company to Employee, whether pursuant to this Agreement or otherwise. Employee shall have the right from time-to-time to review, inspect and/or audit the books and records of the Company in order to compute and/or verify the Annual Commission owing to Employee pursuant to this
Section 3(b).

                  (c) Benefit Plans. During the Employment Term, Employee shall be entitled to participate in such employee benefit plans or programs, including health, life, accident and disability insurance, in accordance with the Company's policies and procedures if offered by the Company or otherwise as mutually agreed upon by the Company and employee.

                  (d)      Vacation. Employee shall be entitled to accrue ten
(10) vacation days for each year of the Employment Term, determined in accordance with the Company's standard policies and procedures. Employee shall also be entitled to all paid holidays to which employees of the Company are entitled.

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                  (e)      Travel. Employee shall be required to travel to the
Company's parent's office in Canada from time to time as reasonably requested by the Company.

                  (f) Expense Reimbursement. The Company shall pay or reimburse Employee for all reasonable business and travel expenses incurred by Employee during the Employment Term in connection with the performance of Employee's duties and responsibilities hereunder, upon submission of appropriate invoices, receipts and other documentation in accordance with the standard policies and procedures of the Company.

         4.       TERMINATION OF EMPLOYMENT.

                  (a) Termination Due to Death. In the event of the death of Employee during the Employment Term, the estate or other legal representatives of Employee shall be entitled to any amount of earned but unpaid Base Salary and Annual Commission accrued through the date of death. Any rights and benefits Employee, or Employee's estate or other legal representatives, may have under employee benefit plans and programs of the Company upon Employee's death during the Employment Term, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

                  (b)      Termination Due to Disability.

                           (i)  Employee's employment hereunder may at the
option of the Company terminate due to disability in the event that for a period of sixty (60) consecutive days or ninety (90) days during any six (6) month period during the Employment Term he is unable to fully perform his duties hereunder due to a physical or mental disability.

                           (ii) Upon the termination of Employee's employment
due to disability pursuant to Section 4(b)(i) hereof, any rights and benefits Employee, or Employee's legal representatives, under employee benefit plans and programs of the Company upon Employee's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs. In the event of termination of Employee due to disability, Employee shall be entitled to any amount of earned but unpaid Base Salary and Annual Commission accrued through the date of termination.

                  (c)      Termination for Cause.

                           (i)  The Company may elect, at any time, to terminate
its obligations hereunder and remove Employee from his employment for "cause" by giving Employee twenty (20) days prior written notice thereof; provided, however, that in the event that such termination is a result of the circumstances contemplated in subsections (A) or (B) of this Section 4(c)(i), no such notice

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shall be required. For purposes of this Section, "cause" shall mean the following:

                                (A)   willful misconduct of Employee in
connection with the performance of any of his material duties, including, without limitation, misappropriation of funds or property of the Company or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any of its affiliates;

                                (B)   conduct by Employee that would result in
material injury to the reputation of the Company if he were retained in his position with the Company;

                                (C)   the entry of any legal order in any action
instituted by any party other than the Company which has the effect of precluding Employee from performing his duties hereunder for more than twenty
(20) consecutive days;

                                (D)   active and material disloyalty, such as
aiding a competitor; or

                                (E)   continued, deliberate neglect by Employee
of any of his duties hereunder, or;any other material breach by or material default of Employee of the terms of or under this Agreement, subject to Employee's right to effect a cure of such neglect or breach within ten (10) days following Employee's receipt of notice from the Company of such neglect or breach.

                           (ii) In the event of termination for cause pursuant
to Section 4(c)(i) hereof, Employee shall be entitled to receive any earned but unpaid Base Salary and Annual Commission through the date of termination; provided, however, that any such amounts shall be reduced by the amount of any damages or expenses incurred by the Company as a result of the event giving rise to the termination for cause; and provided, further, that such damages shall not include the amount of any judgment against the Company in favor of Employee as determined by any court of competent jurisdiction. The rights and benefits Employee may have under employee benefit plans and programs of the Company existing as of the date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this
Section 4(c)(ii) and otherwise by applicable law, upon termination pursuant to
Section 4(c)(i) hereof, all obligations of the Company to Employee hereunder shall cease immediately.

                  (d) Surrender of Company-Related Materials Upon Termination. If Employee's employment with the Company is terminated for any reason, except as may be consented to specifically by the Company in writing, Employee will immediately return to the Company all memoranda, notes, records, drawings,

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manuals, computer programs, documentation, diskettes, computer tapes and other documents or media (including all copies thereof) pertaining in any way to all or any portion of the business of the Company, including, but not limited to, any Confidential Information or Trade Secrets (as both terms are defined herein), in the possession or control of Employee, whether drafted, created or compiled by Employee or received by Employee from other individuals or entities (whether or not employees of or affiliated with the Company).

         5.       OWNERSHIP OF EMPLOYEE DEVELOPMENTS.

                  (a) Employee Developments. All technological, financial, operating and trading ideas, discoveries, improvements, inventions, discoveries, enhancements, computer programs, written materials and developments relating in any way to products designed, developed, sold, installed, or maintained by the Company, that are developed or conceived of by Employee, individually or in concert with others (whether or not employees of the Company), during the Employment Term, wholly or partially during Employee's normal working hours, or with the use of Company resources (each, an "Employee Development") shall be considered made for hire by Employee for the Company and prepared within the scope of Employee's employment. Employee agrees that he shall disclose to the Company promptly any such Employee Development and provide the Company any work papers, models, diskettes, computer tapes and any other tangible evidence of such Employee Development upon the Company's request.

                  (b) Company Property or Rights. Work made for hire will, upon creation, be owned exclusively by the Company. If any Employee Development that otherwise meets the definition set forth above is not considered work made for hire under applicable law, Employee agrees to assign promptly to the Company the ownership of such Employee Development without further consideration. Employee agrees to (i) provide, upon reasonable request of the Company, any required affidavits or documents of conveyance with respect to such Employee Development, (ii) assist the Company in obtaining and maintaining patents or copyrights on or with respect to such Employee Development, and (iii) provide testimony in any proceeding affecting the right, title, or interest of the Company in or to such Employee Development or to any trade secrets, patents, patent applications, copyrights or copyright applications covering any such Employee Development.

         6.       CONFIDENTIAL INFORMATION AND TRADE SECRETS.

                  (a) Non-Disclosure. Except as specifically authorized by the Company in writing, from the date hereof and continuing forever, Employee agrees not to (i) disclose any Trade Secrets or Confidential Information to any individual or entity, or otherwise permit any person or entity to obtain or disclose any Trade Secrets or Confidential Information, or (ii) use any Trade Secrets or Confidential Information for Employee's own financial

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gain, whether individually or on behalf of another individual or entity (whether or not such other individual or entity is any way employed by or affiliated with the Company). Employee, however, may disclose Trade Secrets or Confidential Information if and only to the extent required by law or by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, provided that in such event Employee promptly notifies the Company or any affiliate of the Company which the Trade Secrets or Confidential Information relates, to afford the Company or its affiliate the opportunity to protect its interests in such Trade Secrets or Confidential Information.

                  (b) Trade Secrets. For purposes hereof, the term "Trade Secrets" means the whole or any portion of any phase of any scientific, technical or other information, design, process, method, procedure, discovery, invention, research, formula or improvement that is secret and valuable to the Company or any affiliate of the Company including, without limitation, system designs, program materials, source codes, object codes, operations, methods, system and user documentation, operating processes, equipment design and product specifications.

                  (c) Confidential Information. For purposes hereof, the term "Confidential Information" means any and all information and compilations of information, in whatever form or medium (including any copies thereof), relating to any part of the business of the Company or the business of any affiliate of the Company provided to Employee or any affiliate of Employee (including any member of Employee's immediate family) or to which Employee or any affiliate of Employee had access or which he or they obtained or compiled or had obtained or compiled on his or their behalf, which information or compilations of information are not a matter of public record or generally known to the public, including, without limitation, (i) financial information regarding the Company or any affiliate of the Company; (ii) personnel data, including compensation arrangements, relating to Employee or any other employee of the Company or any affiliate of the Company; (iii) internal plans, practices and procedures of the Company or any affiliate of the Company; (iv) the requirements of any customers or clients of the Company or any affiliate of the Company; (v) any other information expressly deemed confidential by labelling or otherwise by the officers or directors or the Company; and (vi) the terms and conditions of any other agreements, documents and instruments executed in connection therewith, including, but not limited to, this Agreement.

                  (d) Remedy. Employee acknowledges that Employee will have access to and will become familiar with or obtain Trade Secrets and Confidential Information and that a violation of Section 6(a) of this Agreement by Employee may cause irreparable harm to the Company. Accordingly, and notwithstanding the provisions of Section 9(d) hereof, Employee grants the Company the right to seek injunctive relief for any such violation, in

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addition to any other legal remedies that may be available to the Company.

         7. NON-COMPETITION AGREEMENT.

                  (a) Covenant. In consideration of Company's agreement to employ Employee upon the terms and conditions set forth in this Agreement, Employee covenants and agrees that during the Employment Term, and for a period of three (3) years following the termination of Employee's employment with the Company for any reason, Employee shall not engage in a business which competes with the business of the Company or any of the Company's affiliates as conducted during the Employment Term, directly or indirectly, personally or as an employee, owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device within the United States.

                  (b)      Remedy. Employee acknowledges that a violation of
Section 7(a) of this Agreement by Employee may cause irreparable harm to the Company. Accordingly, Employee grants the Company the right to seek injunctive relief for any such violation, in addition to any other legal remedies that may be available to the Company.

         8.       ASSIGNABILITY.

                  No rights or obligations under this Agreement may be assigned or transferred by Employee except (a) his rights to compensation and benefits hereunder may be transferred by will or operation of law, and (b) his rights under employee benefit plans or programs described in Section 3(c) may be assigned or transferred in accordance with such plans or programs.

         9.       MISCELLANEOUS.

                  (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without reference to laws governing conflicts of law.

                  (b) Entire Agreement. This Agreement contains all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto.

                  (c) Amendment or Modification; Waiver. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Employee and by an officer of the Company thereunto duly authorized by the Company. Except as otherwise specifically provided in this Agreement, no waiver by a party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or

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dissimilar provision or condition at the same or any prior or subsequent time.

                  (d) Notice. Any notice or other document or communication required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) mailed by United States mail, certified, return receipt requested, with proper postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service, to the party to whom it is to be given at the address of such party set forth in the opening paragraph of this Agreement (or to such other address as a party shall have designated by notice to the other parties given pursuant hereto). Any such notice, request, demand, advice, schedule, report, certificate, direction, instruction or other document or communication so mailed or sent shall be deemed to have been duly given, if sent by mail, on the third business day following the date on which it was deposited at a United States post office, if delivered by hand, at the time of delivery by such commercial courier or delivery service, and, if delivered by overnight delivery, on the first business day following the date on which it was delivered to the custody of such common carrier or commercial courier or delivery service, as all such dates are evidenced by the applicable delivery receipt, airbill or other shipping or mailing document.

                  (f) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                  (g) References. In the event of Employee's death or a judicial determination of his incompetence, reference in this Agreement to Employee shall be deemed, where appropriate, to refer to his legal representative, or, where appropriate, to his beneficiary or beneficiaries.

                  (h) Headings. Headings contained herein are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed by their duly authorized officers, as the case may be, all as of the day and year first above written.


                                            AVIV, INC., a Delaware corporation


                                            ----------------------------------
                                            By: Samuel Jacob Berkovits
                                            Title: President


                                            ----------------------------------
                                            Gadi Beer



         D.G. Jewellery of Canada, Ltd., a province of Ontario, Canada corporation (which is the parent of the Company) hereby unconditionally and irrevocably guarantees to Employee the monetary and other compensatory obligations of Company under this Employment Agreement to the same extent and effect as if D.G. Jewellery of Canada, Ltd. were the Company hereunder. This guaranty of D.G. Jewellery of Canada, Ltd. shall be construed as a guaranty of payment and not of collection.


                                            D.G. JEWELLERY OF CANADA, LTD.


                                            By:_________________________________
                                            By: Samuel Jacob Berkovits
                                            Title: President






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